EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow: Mid-Year 2016 Update

Columbia, MD – July 18, 2016 - SolarWindow Technologies, Inc. (OTCQB: WNDW), the leading developer of transparent electricity-generating coatings for glass windows on tall towers and skyscrapers, today issued its mid-year 2016 update.

Below is the statement from John A. Conklin, President and CEO of SolarWindow:

2016 marks our advancement from scientific research to the commercial development of our SolarWindow™ products.

Our scientists, engineers, management, and loyal stockholder supporters remain entirely devoted to this mission, even overcoming external factors such as stock market fluctuations and global political and economic events.

Having just completed a $4.3 million financing, I believe this is an appropriate time to update shareholders about the progress made by our team over the last two quarters.

SolarWindow™ has the potential to reduce our dependency on fossil fuels, thereby transforming the renewable energy industry.

This is a bold declaration to be sure, but imagine the possibilities of successfully developing an electricity-generating window capable of paying for itself in a single year.

Working SolarWindow™ electricity-generating window model

Our Highest Priority: Bringing SolarWindow™ Products to Market

Mindful of managing our development and operating costs to meet our commercialization objectives, our recently completed $4.3 million financing will largely fund our expanded Cooperative Research and Development Agreement (CRADA) with the U.S. Department of Energy's National Renewable Energy Laboratory.

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We commemorated the signing of our expanded CRADA with a video that shows behind the scenes footage of state-of-the-art manufacturing and testing equipment used to engineer SolarWindow™: http://solarwindow.com/2016/03/solarwindow-in-the-lab/.

Our CRADA focuses on the commercialization of SolarWindow™ products and includes the following initiatives:

•	Build large scale SolarWindow™ units in preparation for manufacturing and eventual sale to customers

•	Develop a SolarWindow™ product to retrofit the more than 5 million commercial buildings in the U.S. alone

•	Advance our proprietary interconnection system for easy connection of SolarWindow™ into building electrical systems

We're also working towards formalizing strategic relationships with the glass, energy and chemical industries.

From Concept to Reality

Given that sunlight striking the Earth's surface in just one hour delivers enough energy to power the World for an entire year, the prospect of SolarWindow™ products generating electricity on skyscrapers could be one of the greatest inventions of this century.

Again, a bold statement, but that's exactly what we are attempting to do. What started out as a concept in 2009 now generates electricity on glass and even flexible plastics.

SolarWindow™ produces 50 times greater electrical energy than rooftop panels, has an independently validated one-year financial payback and can harness energy from shaded, low, and indoor light, when modeled for a 50-story building.

Our transparent window coating technology is so revolutionary that it has been presented before members of the U.S. Congress and received noteworthy recognition in many well-known publications worldwide.

Buildings as Vertical Power Generators

SolarWindow™ may be one of the most disruptive renewable energy innovations.

Our SolarWindow™, when installed on the many acres of glass typically found on tall towers, has the potential to turn entire buildings into vertical power generators, reducing electricity costs by up to 50% per year.

It's no wonder CNBC says that SolarWindow™, "…could give our cities the ability to harvest their own energy needs."

It's also why one industry expert says that an "electricity-generating glass which remains see-through marks the $72 billion architectural glass industry's single greatest breakthrough in a half century."

Recently, Voice of America, which reaches 187 million people each week, reported that the U.S. has over 5.6 million commercial buildings with more than 86 billion square feet of windows.

If only a fraction of the glass on these buildings could collect power from the sun using our SolarWindow™, it would substantially lower the need for fossil fuel-based electricity generation, hence my personal excitement and commitment to developing our technology.

Our mission is to bring SolarWindow™ to market as quickly as possible. With the steadfast support of our shareholders we will have our 'Kitty Hawk' moment.

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About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation, transparent electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The company's Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Ms. Briana L. Erickson toll free at 1-800-213-0689 or visit: www.solarwindow.com.

To receive future press releases via email, please visit: http://solarwindow.com/join-our-email-list/.

Follow us on Twitter @solartechwindow, or follow us on Facebook.

To view the full HTML text of this release, please visit: http://solarwindow.com/media/news-events/.

Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

For answers to frequently asked questions, please visit our FAQs page:
http://solarwindow.com/investors/faqs/

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company's, SolarWindowTM technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media that could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company's website and the social media channels listed below:

•	Facebook

•	Twitter

* This list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the "company" or "SolarWindow Technologies") believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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